Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G dated June 22, 2022 (including amendments thereto) with respect to the shares of Common Stock, par value $0.01 per share, of Charge Enterprises, Inc., and any further amendments thereto executed by each and any of the undersigned shall be filed on the behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: June 22, 2022

KORR VALUE, L.P.

By:	KORR Acquisitions Group, Inc., its general partner

By:	/s/ Kenneth Orr
	Name:	Kenneth Orr
	Title:	Chief Executive Officer

KORR ACQUISITIONS GROUP, INC.

By:	/s/ Kenneth Orr
	Name:	Kenneth Orr
	Title:	Chief Executive Officer

/s/ Kenneth Orr
Kenneth Orr